LOAN AGREEMENT


     THIS LOAN AGREEMENT, made and entered into as of the 17th day of November, 2000, by and between EDWIN MINASSIAN, DAVID DGINGUERIAN, and JACK GUIRAGOSIAN , herein referred to collectively as "Lenders," and CRAFTCLICK.COM, INC., a Utah corporation (herein "Craftclick").


                            RECITALS:

     WHEREAS, Lenders are the principal shareholders in Tri-Tech Internet Services, Inc., a California corporation, (herein "Tri-Tech"); and

     WHEREAS, Tri-Tech and Craftclick have entered into a non-binding Memorandum of Understanding (herein, the "Memorandum") whereunder Tri-Tech and Craftclick have agreed to use their best efforts to enter into a definitive Agreement and Plan of Reorganization for the merger of a Craftclick subsidiary into Tri-Tech; and

     WHEREAS, Craftclick has previously executed a Secured Promissory Note in the principal sum of $150,000 in favor of Stephen C. and Joey Wolfe (herein, the "Wolfe Note"), which note is secured by Craftclick's interest in those Internet domain names with the uniform resource locater (URL") addresses http://www.art2artonline.com, http://www.art2art.com and http://www.art2art.net, and all rights associated thereto; (the Wolfe Note is appended hereto as Exhibit "A"); and

     WHEREAS, Craftclick has previously executed a Secured Promissory Note in the principal sum of $80,000 in favor of Venture Catalyst Incorporated (herein, the "VCAT Note"), which note is secured by Craftclick's interest in those Internet domain names with the uniform resource locater ("URL") address http://www.buyit.com, and all rights associated thereto (the VCAT Note is appended hereto as Exhibit "B"); and

     WHEREAS, in order to ensure the uninterrupted continuation of the operation of the Internet websites associated with the aforesaid URL's, Lenders desires to retire the indebtedness evidenced by the Wolfe Note and the VCAT Note, subject to the terms and conditions described hereinbelow; and

     WHEREAS, Craftclick, in order to ensure the uninterrupted continuation of the operation of its websites, and in order to induce Lenders to loan it the funds described hereinbelow, desires to grant unto Lenders a security interest in and to all of its URLs, and all of the hardware, software and intellectual property rights associated therewith, on the terms and conditions described hereinbelow;

     NOW, THEREFORE, in consideration of the foregoing premises, and of the promises, representations and warranties herein contained, the parties hereto stipulate and agree as follows:


     1.  Lenders' Commitment to Loan Funds.

          1.1 Subject to the terms and conditions of this Agreement, Lenders agrees to make available to Craftclick the sum of Five Hundred Thirty Thousand Dollars ($530,000.00) to be applied as follows:

               1.1.1 The sum of $154,825.77 in order to retire the principal and accrued interest with respect to the Wolfe Note

               1.1.2 The sum of approximately $82,000.00 in order to retire the principal and accrued interest with respect to the VCAT Note;

               1.1.3 An additional sum of $293,174.23 to retire the indebtedness to those persons or entities who claim an indebtedness from Craftclick, initially listed in Exhibit C, attached hereto and incorporated herein by this reference.

          1.2 Promissory Note; Security. The funds advanced to Craftclick pursuant to the aforesaid commitment shall be evidenced by Craftclick's Secured Promissory Notes (herein, the "Notes") in the form annexed hereto as Exhibit "D1," and "D2." The Notes shall bear interest at seven percent (7%) per annum, with no interest payable until the earlier of (i) the date of the Closing with respect to the Agreement and Plan of Reorganization or (ii) June 30, 2001, on which earlier date the Note shall be due and payable in full. Craftclick shall have the right to prepay the principal and interest with respect to the Notes at any time. The Notes shall each be secured by a Security Agreement in form substantially identical to that contained in Exhibit E, attached hereto.

               1.2.1 If, as and when Lenders have disbursed funds from the Special Account to retire indebtedness listed in Exhibit C aggregating more than Fifty Thousand Dollars ($50,000.00), then at such time Craftclick shall execute its promissory note in favor of Lenders in the principal sum of $50,000.00. The sum promissory note or notes shall be on the same terms and conditions as that described in Section 1.2, hereinabove.

     2. Disbursement of Funds. Lenders shall disburse the funds committed in Section 1, hereinabove, as follows:

          2.1 Lenders and Craftclick shall establish a Craftclick bank account styled "Craftclick.com, Special Account." The Special Account shall have two signatories, one designated by Lenders and one designated by Craftclick. Lenders shall disburse funds sufficient to retire the outstanding principal and interest with respect to the Wolfe Note on November 17, 2000, by means of a wire transfer of the sum of $154,825.77. Lenders shall not be required to complete any such wire transfer unless and until Lenders have received adequate assurance that the Wolfe Note has been marked "Paid in Full" and that a release of the security interest in favor of the Holder of the Wolfe Note will be transferred to Lenders contemporaneous with the wife transfer.

          2.2 Lenders shall disburse funds from the Special Account sufficient to retire the outstanding principal and interest with respect to the VCAT Note prior to or on December 11, 2000, which date may be extended in the event that the Holder of the VCAT Note extends the date that the VCAT Note becomes due and payable;

          2.3 Lenders shall be required to disburse funds with respect to the Wolfe Note and/or the VCAT Note only if, as and when all of the following conditions precedent have been met to the full satisfaction of Lenders:

               2.3.1 Craftclick shall have executed the Note, a security agreement and financing statement and any other collateral documents or instruments that Lenders may require of Craftclick reasonable and necessary in order to fully secure their interests in the assets and rights securing their interests;

               2.3.2 The Holders of the Wolfe Note, and the Holders of the VCAT Note, respectively, shall have fully released their security interests in the respective assets secured by the Note, and shall have remitted the Wolfe Note and the VCAT Note, marked "Paid in Full" to Lenders. The Holder of the Wolfe Note, and the Holder of the VCAT Note, respectively, shall execute whatever documents Lenders deems reasonable and necessary in order to release and hold Craftclick harmless with respect to any and all claims or indebtedness in their favor.


The parties hereto stipulate and agree that the execution of this Agreement does not constitute an unconditional commitment on the part of Lenders to loan any funds to Craftclick or to retire any indebtedness on the part of Craftclick, and no promise has been made by any person to make any loan to any person. Only when all of the express conditions precedent contained herein have been fulfilled in full to the satisfaction of Lenders shall Lenders be require to disburse any funds pursuant to this Loan Agreement.

          2.4 Lenders shall disburse funds to retire indebtedness to those persons or entities now listed in Exhibit C, as and when Lenders have determined that such indebtedness is due and payable, and that the payee listed in Exhibit C shall have executed whatever release or waiver Lenders deems appropriate. Any funds remaining from the $293,174.23 after the settlement of indebtedness listed in Exhibit C shall be used to retire additional liabilities of CraftClick and/or fund working capital needs of CraftClick as determined by CraftClick's management.

     3. Closing. The Closing of this Agreement shall occur no later than November 17, 2000. If such Closing has not occurred prior to such date, this Loan Agreement shall be null, void and of no effect.

     4. Representations and Warranties of Craftclick. Craftclick hereby represents and warrants unto Lenders as follows:

          4.1 Organization; Power and Authority. CraftClick is a corporation duly organized, validly existing and in good standing under the laws of Utah, its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect. CraftClick has the corporate power and authority to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions contained herein.

          4.2  Authorization, etc.    This Agreement has been duly
authorized by all necessary corporate action on the part of CraftClick, and this Agreement constitutes, and upon execution and delivery thereof, the Note and the Security Agreement will constitute a legal, valid and binding obligation of CraftClick enforceable against CraftClick in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by CraftClick of this Agreement and the Note will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of CraftClick or any agreement or instrument to which CraftClick is bound or by which CraftClick or any of their respective properties may be bound or affected,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to CraftClick or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to CraftClick.

     4.4  Litigation; Observance of Agreements, Statutes and Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of CraftClick, threatened against or affecting CraftClick or any property of CraftClick in any court or before any arbitrator of any kind or before or by any governmental authority.

          (b) CraftClick is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws and ERISA) of any governmental authority.

     4.5  Taxes.   CraftClick has filed all tax returns that are required to
have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent.

     4.6 Title to Property; Lease. CraftClick has good and sufficient title to its properties, free and clear of liens and encumbrances.

     4.7  Intellectual Property.

          (a)  Patents, Trademark, etc.     No claim is pending or
threatened to the effect that any patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets or know how owned or licensed by CraftClick, or which CraftClick otherwise has the right to use, is invalid or unenforceable by CraftClick, and to the knowledge of CraftClick there is no basis for any such claim (whether or not pending or threatened). To the best of CraftClick's knowledge, all technical information developed by and belonging to CraftClick which has not been patented has been kept confidential.

          (b)  Proprietary Information of Third Parties.    To the best of
CraftClick's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with CraftClick has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from CraftClick which suggests that such a claim might be contemplated. To the best of CraftClick's knowledge, no person employed by or affiliated with CraftClick has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of CraftClick's knowledge, no person employed by or affiliated with CraftClick has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any service or proposed service of CraftClick, and CraftClick has no reason to believe there will be any such employment or violation. To the best of CraftClick's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of CraftClick as officers, employees or agents by any officer, director or key employee of CraftClick, or the conduct or proposed conduct of the business of CraftClick, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     5.   Representations and Warranties of Lenders.   Lenders hereby
represent and warrant to CraftClick as follows:

          5.1  Authority.   Lenders have full power and authority to
execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a binding and valid agreement and obligation of Lenders in accordance with its terms, except as the same may be limited by bankruptcy or other laws affecting creditors' rights and general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or default under any indenture, mortgage, deed of trust or other agreement to which Lenders, or any of them, is a party or by which Lenders are otherwise bound.

          5.2  Claims or Litigation.    There are no claims, actions,
lawsuits, proceedings, governmental or otherwise, pending or threatened against or affecting Lenders which would prevent or hinder the consummation of the transactions contemplated hereby or impair Lenders' ability to carry out the terms of this Agreement.

     6.   Deliveries at Closing.

          6.1  Deliveries by CraftClick

               (a)  A duly executed copy of this Agreement.

               (b)  The duly executed Note (D-1);.

               (c)  The duly executed Security Agreement.

               (d)  The duly executed Financing Statement.

               (c) A certificate of the President of CraftClick certifying that CraftClick's Board of Directors have taken any necessary corporate actions relating to authorization, execution and delivery of the Note and this Agreement.

          6.2  Deliveries By Lenders.

               (a)  A duly executed copy of this Agreement.

               (b)  A cashier's check representing the loaned funds.

          6.3  Other Documents:    The parties shall deliver such other
documents as are reasonably required to carry out the terms of this Agreement.

     7.   Covenants of CraftClick.

          7.1  Financial and Business Information.   CraftClick shall
provide to Lenders during all times that any Note is outstanding:

               (a) Copies of monthly internal management reports, including a monthly profit and loss statement, balance sheet and statement of cash flow.

               (b) Copies of quarterly (or semi-annual) internal management financial statements, including a profit, loss statement, balance sheet and statement of cash flow.

               (c) Copies of financial reports, profit and loss statements, balance sheet and cash flow statement prepared annually by the firm's outside certified public accountants. These statements need not be certified, but can be review statements.

               (d) Copies of all federal and state income or franchise tax returns prepared for CraftClick.

               (e) Copies of any claims or legal proceedings, including arbitration or government regulatory proceedings instituted or made against CraftClick.

          7.2  Inspection.

               (a)  Lenders shall have the right during any time that the
Note is outstanding to have their representative upon two (2) business days' prior notice to CraftClick, visit the offices of CraftClick to discuss the affairs, finances and accounts of CraftClick with CraftClick's officers and with CraftClick's independent public accountants. Any examination shall be at the expense of Lenders unless CraftClick is in default under the terms and provisions of the Note.

               (b) Lenders shall have the right during normal business hours to visit the offices of CraftClick and question CraftClick's management employees on the business and operation of CraftClick.

     8.   Miscellaneous

          8.1 Notices. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service, charge prepaid, or registered or certified mail, return receipt requested. Any such notices must be sent to the address as listed below or such addresses that may be substituted by any party.

     If  to Lenders:

     c/o Tri-Tech Internet Services, Inc.
     425 E. Colorado Boulevard, Suite 560
     Glendale, CA  91`205

     If to CraftClick:

     CraftClick.com, Inc.
     432 Culver Boulevard
     Playa Del Rey, CA  90293

     8.2 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of the Note) whether so expressed or not.

     8.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     8.4 Construction. Each covenant herein contained shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     8.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     8.6  Governing Law.   This Agreement shall be construed and enforced in
accordance with, and the rights of the parties shall be governed by, the law of the State of incorporation of CraftClick, excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such state.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



LENDERS:

/s/Edwin Minassian
____________________________________________
Edwin Minassian


/s/David Dginguerian
___________________________________________
David Dginguerian


/s/Jack Guiragosian
___________________________________________
Jack Guiragosian



CRAFTCLICK.COM,  INC.



By:/s/Sandip Seth
    President